Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tanke Biosciences Corporation and Subsidiaries

We hereby consent to the use in this December 31, 2012 Form 10-K of our report dated April 16, 2012, relating to the consolidated financial statements  of Tanke Biosciences Corporation.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
April 15, 2013